Aug99

STATEMENT TO CERTIFICATEHOLDER	EXHIBIT 99.1

ORIGINAL DEAL PARAMETERS
Certificate Balance	$17,764,812.00

INPUTS FROM PREVIOUS PERIOD STATEMENT TO CERTIFICATEHOLDER
Certificate Balance	$17,764,812.00

CALCULATION OF DISTRIBUTABLE AMOUNTS
Deposit to Certificate Distribution Account from Collection Account plus	$0.00
Deposit to Certificate Distribution Account from Principal Distribution Account	$0.00
Deposit to Certificate Distribution Account from Reserve Account	$0.00
Total Deposit to Certificate Distribution Account	$0.00

DISTRIBUTIONS FROM CERTIFICATE DISTRIBUTION ACCOUNT
1. Principal to Fixed Rate Certificateholders	$0.00
2. Any remaining amounts to the Seller	$0.00

SUMMARY OF DISTRIBUTIONS
Certificates Principal Paid	$0.00
Ending Certificates Principal Balance	$17,764,812.00

Remaining amounts to the Seller	$0.00

STATEMENT TO NOTEHOLDERS	EXHIBIT 99.2

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 AZ3)	$17,371,218.98
per $1,000 original principal balance	$112.07

(b) Class A-2 Notes (CUSIP No. 149114 BA7)	$0.00
per $1,000 original principal balance	$0.00

(c) Class A-3 Notes (CUSIP No. 149114 BB5)	$0.00
per $1,000 original principal balance	$0.00

(d) Class B Notes (CUSIP No. 149114 BC3)	$0.00
per $1,000 original principal balance	$0.00

(f) Total	$17,371,218.98

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 AZ3)	$673,882.28
per $1,000 original principal balance	$4.35

(b) Class A-2 Notes (CUSIP No. 149114 BA7)	$614,583.33
per $1,000 original principal balance	$4.92

(c) Class A-3 Notes (CUSIP No. 149114 BB5)	$1,395,000.00
per $1,000 original principal balance	$5.17

(d) Class B Notes (CUSIP No. 149114 BC 3)	$129,122.33
per $1,000 original principal balance	$5.46

(f) Total	$2,812,587.95

(iii) (a) Aggregate Contract Balance at end of related collection period	$558,135,487.71
(b)Note Value at end of related collection period	$556,075,559.61

(iv) After giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$119,654,747.61
(2) Class A-1 Note Pool Factor	0.77

(b) (1) outstanding principal amount of Class A-2 Notes	$125,000,000.00
(2) Class A-2 Note Pool Factor	1.00

(c) (1) outstanding principal amount of Class A-3 Notes	$270,000,000.00
(2) Class A-3 Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class B Notes	$23,656,000.00
(2) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$581,192.86

(vi) Aggregate Amount of Realized Losses for Collection Period	$0.00

(vii) Aggregate Purchase Amounts for Collection Period	$0.00

(viii) Balance of Reserve Account at end of related Collection Period	$7,392,760.00

(ix) Specified Reserve Account Balance at end of related Collection Period	$7,392,760.00

Last Updated on 9/29/99
By cfs